[GRAPHIC OMITTED]     COMMERCIAL PROPOSAL  295/2000



Date:  July 17, 2.000

To:    TELCON FIOS E CABOS PARA TELECOMUNICACOES S/A

Attn.: SR. MARCO VITIELLO                              Phone: (0-21-15) 212-8801
       President                                       Fax  : (0-21-15) 212-8851

From:  NIVALDO SEIXAS                                  Phone: (0-21-19) 789 4209
       Commercial Manager                              Fax  : (0-21-19) 789 4204



                       OPTICAL FIBERS - CONTRACT OF SUPPLY
                       -----------------------------------


1.  SUPPLY

1.1 Product: OPTICAL FIBER MONOMODO ACRILATO.

1.2 Quantity: 300.000 km OF OPTICAL FIBER

1.3 Delivery Dates: JULY 2.000 TO DECEMBER 2.002.

1.3.1 Scheduled Deliveries:

      Period            Year 2.000         Year 2.001        Year 2.002
------------------     ------------        ----------        ----------

    1st Quarter        ------------        28.500 km         31.500 km

    2nd Quarter        ------------        28.500 km         31.500 km

    3rd Quarter         27.000 km          30.000 km         33.000 km

    4th Quarter         27.000 km          30.000 km         33.000 km


1.4 Product Specification

1.4.1 Attenuation:  MINIMUM  OF  80%:   @1310nm  <=  0,344  dB/km  AND
                    MAXIMUM  OF  20%:   @1310nm  <=  0,354  dB/km.

                    MINIMUM  OF  80%:   @1550nm  <=  0,214  dB/km  AND
                    MAXIMUM  OF  20%:   @1550nm  <=  0,224  dB/km.

1.4.2 OTDR trace discontinuity 1310 and 1550nm: <= 0,02 dB.

1.4.3 Wave length of Zero Dispersion: 1300nm AND 1326nm.

1.4.4 Cladding Diameter: 125,0 +/- 2,0 [symbol omitted]M.

1.4.5 Cladding Non-Circularity: <= 1,5%.

1.4.6 Maximum variation of attenuation with temperature -60(Degree)C up to 85(Degree)C (1310 e 1550nm): <= 0,06 dB/km.

1.4.7 Polarization of Dispersion Mode): <= 0,3 PS / [SYMBOL OMITTED] AVERAGE IN THE AREA FROM 1,3 TO 1,6 [symbol omitted] m.

1.4.8 Lenght:: MAXIMUM 1% OF 4.200M, 4% OF 8.400M AND MINUMUM OF 95% BEING MINIMUM LENGHT OF 12.600M, MULTIPLES OF 4.200M AND MAXIMUM OF 50.400M.

1.4.9 Complementary Specifications: ACCORDING TO TELCON "FO-002" AND XTAL "DMKV007-0".

1.5 Packing: the reels and the protecting layers will be returned to Xtal, as per invoice..

1.6 Delivery Term CAF: Telcom Factory.


2.  CONDITIONS

2.1 Payments: Net Price, without taxes to be paid in 30 days, valid for the period from July 2000 to September 2.000:

    o   7.500 km / MONTH - US$ 41,00 / km (FORTY ONE DOLLAR PER KILOMETER)

    o   1.500 km / MONTH - US$ 47,00 / km (FORTY SEVEN DOLLARS PER KILOMETER)

2.2 Payment Term: In US$ paid under Brazilian Commercial terms will be used, published in the Newspaper Gazeta Mercantil on the day of payment.


3.  TAXES

3.1 ICMS tax will be included in the State where the product is sold.

3.2 15%IPI aliquot to remain outstanding.

3.3 Others tax and contributions already included in the prices.


4.  LATE PAYMENTS

    There will be charged 2% (two percent) penalty, increasing 2,5% (two and half percent per month) late charge fee, on the amount or in the event delay is not attributed to Xtal Fibras Opticas S.A.

5.  COMMITMENT OF PURCHASE AND SALE

5.1 Xtal guarantees the delivery of 9.000 km per month, during the period from July 2000 to September 2.000.

5.2 Telcon guarantees to purchase up to 1.000 km additional / month at the price of US$ 47,00 / km, from July 2000 to September 2.000.

5.2.1 to approach of the parts are above open to acquisition of amount surplus to the 1.000 km/mes indicated with price to be made a pact when of the confirmation of the additional delivery of the referred.

5.3 If Xtal does not execute the delivery of the product according to the item
    5.1 in a certain month, the delayed quantity should be added in the next month, maintaining the same commercial conditions of the previous month.

5.3.1 the sobreposicao of the amount in delay to the valid monthly program in the month of the delay, it will be applied independently of the closing of the negotiations trimestrais to approach of TELCON.

5.4 The non, partial or total inability of Xtal to deliver the product can only be justified if in the following cases:

5.4.1 Reduction of the supply of production input.

5.4.2 Interruption, of any origin, of the supply of production input.

5.4.3 Not available of equipment.

5.4.4 Force Majeur.

5.4.5 Strike.

5.5 If Xtal is unable to deliver product under 5.4, then Xtal will be held harmless of any legal actions.

5.6 This proposal/agreement substitutes and cancels the proposal/agreement 256/2000 dated January 14, 2.000.


6.  PRODUCT GARANTEE

6.1 Xtal Fibras Opticas S/A will substitute any part of the product with another at no extra cost to the buyer, so long as buyer requests this change 10
    (ten) days prior to shipment, the warranty period for the product shall be 06 (six) months from shipment date.


7.  REGULATION/ STATUTORY/ REQUISITS

7.1 Telcon should inform Xtal of any restructions imposed by the amount due Statutory/Requisits/Regulations.


8.  NOTIFICATION

8.1 All the notifications of a part to the other, according to this Contract, should be (i) sent by registered mail with greeting warning, to the addresses below; or (ii) sent by facsimile, to the numbers specified below, since they are confirmed by correspondent mail copy, with greeting warning, in the period of 5 (five) days, to count from the transmission of the referred facsimile.

    The addresses of Notification are:

    The addresses of Notification are: TELCON FIOS E CABOS PARA TELECOMUNICACOES
                                       S/A
                                       SR. SERGIO RAGUSA
                                       Diretor Tesoureiro
                                       Rua Chicri Maluf, 121 - Alto da Boa Vista
                                       CEP 18087-030
                                       Sorocaba - SP


                                       XTAL FIBRAS OPTICAS S/A
                                       SR. CELSO ARANTES SIMOES
                                       Diretor de Marketing & Vendas
                                       Rod. SP 340 Campinas/Mogi-Mirim, km 118
                                       CEP 13082-970
                                       Campinas - SP

8.2 All the notifications correspondents referred in the above way will be considered received by the other part (i) in the constant date of greeting correspondent's warning to the remittent; (ii) in the date of the transmission, in case of facsimile, since confirmed as described above; or
    (iii) in the constant date of the greeting protocol supplied by the parts that have received the notification. Any of the parts can modify the addresses and facsimile numbers above, by means of notification to the other part, sent in the form of this Clause.


9.  CONTRACT RENEGOTIATION

9.1 We established the period from August 21 to 25, 2.000 for the accomplishment of the renegotiations meeting for the supply conditions for the period of October to December of 2.000.

9.2 Quarterly Revision Prices.

9.3 We understand as systematic the commitment of the prices redefinition for the following Quarter to the average Quarter in the last fortnight of the 2nd month of each quarter, establishing the dates in a specific correspondence.

9.4 If the parts do not reach an agreement about the supply conditions, in the negotiations for the following quarter, this contract will be automatically canceled .


10. VALIDITY OF THE PROPOSAL: This proposal is been worth until July 18, 2.000.


11. PROPOSAL APPROVAL



----------------------   --------------------------     ------------------------
RAFAEL B. GANDARA        CELSO ARANTES SIMOES           ANTONIO CARLOS DE CAMPOS
Financing Manager        Marketing & Sales Director     Managing Director




12. PROPOSAL ACCEPTANCE  - TELCON FIOS E CABOS PARA TELECOMUNICACOES S/A


Sorocaba, SP, _____ of July of 2.000.